AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

LAZYDAYS HOLDINGS, INC.

FIRST: The name of the corporation is "Lazydays Holdings, Inc." (hereinafter sometimes referred to as the "Corporation").

SECOND: The registered office of the Corporation is to be located at 1013 Centre Road, Suite 403-B, Wilmington, DE 19805 (New Castle County). The name of its registered agent at that address is Vcorp Services, LLC.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 105,000,000 of which 100,000,000 shares shall be Common Stock of the par value of $0.0001 per share ("Common Stock") and 5,000,000 shall be Preferred Stock of the par value of $0.0001 per share ("Preferred Stock").

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences, and relative, participating, optional, or other special rights and such qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

FIFTH: The name and mailing address of the sole incorporator of the Corporation are as follows:

Name	Address
Jeffrey M. Gallant	Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174

SIXTH: The Board of Directors shall be divided into three classes: Class A, Class B, and Class C. The number of directors in each class shall be as nearly equal as possible. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders after the filing of this Certificate of Incorporation, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders after the filing of this Certificate of Incorporation, and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders after the filing of this Certificate of Incorporation. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation's Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation, or removal of a director shall serve for the remainder of the full term of the director whose death, resignation, or removal shall have created such vacancy and until his successor shall have been elected and qualified.

SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the Bylaws of the Corporation so provide.

B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the Bylaws of the Corporation as provided in the Bylaws of the Corporation.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid

and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any Bylaws from time to time made by the stockholders; provided, however, that no Bylaw so made shall invalidate any prior act of the directors which would have been valid if such Bylaw had not been made.

EIGHTH: A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of

such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

TENTH: A. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Corporation's Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in all cases subject to the court's having personal jurisdiction over the indispensable parties named as defendants.

B. If any action the subject matter of which is within the scope of Section A immediately above is filed in a court other than a court located within the State of Delaware (a "Foreign Action") in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section A immediately above (an "FSC Enforcement Action") and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder's counsel in the Foreign Action as agent for such stockholder.

C. If any provision or provisions of this Article TENTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article TENTH (including, without limitation, each portion of any sentence of this Article TENTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TENTH.

ELEVENTH: The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Certificate of Incorporation or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a

director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:35 PM 03/15/2018
FILED 02:36 PM 03/15/2018
SR 20181948065 - File Number 6590137

CERTIFICATE OF DESIGNATIONS OF SERIES A CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.0001 PER SHARE, OF LAZYDAYS HOLDINGS, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of Lazydays Holdings, Inc., a Delaware corporation (hereinafter called the "Corporation"), with the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, having been fixed by the Board of Directors pursuant to authority granted to it under Article Fourth of the Corporation's Certificate of Incorporation (as amended through the date hereof, the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware:

RESOLVED: That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby authorizes 600,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share, of the Corporation and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Certificate of Incorporation, as follows:

Defined terms used, but not separately defined herein, shall have the respective meanings ascribed thereto in Section 10 of this Certificate of Designations.

Section 1. Number and Designation. The shares of such series shall be designated "Series A Convertible Preferred Stock," and the number of shares so designated shall be 600,000 (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors and the approval by the holders of the Series A Preferred Stock as provided in Section 5(b)(v) hereof; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares of such series then outstanding. Each share of Series A Preferred Stock shall have a par value of $0.0001 per share.

Section 2. Ranking. The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank senior to the common stock of the Corporation, par value $0.0001 per share (the "Common Stock") and each other class or series of shares of the Corporation that the Corporation may issue in the future the terms of which do not expressly provide that such class or series ranks equally with, or senior to, the Series A Preferred Stock, with respect to dividend rights and/or rights upon liquidation, winding up or dissolution (such junior stock being referred to hereinafter collectively as "Junior Stock").

The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank equally with each other class or series of shares of the Corporation that the Corporation may issue in the future the terms of which expressly provide that such class or series shall rank equally with the Series A Preferred Stock with respect to dividend rights and rights upon liquidation, winding up or dissolution ("Parity Stock").

The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank junior to each class or series of shares of the Corporation that the Corporation may issue in the future the terms of which expressly provide that such class or series shall rank senior to the Series A Preferred Stock with respect to dividend rights and rights upon liquidation, winding up or dissolution ("Senior Stock"). The Series A Preferred Stock shall also rank junior to the Corporation's existing and future Indebtedness.

Section 3. Dividends.

(a) **Preferred Dividends.**

(i) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors and permitted by the DGCL, out of any funds that are legally available therefor, cumulative dividends at the Dividend Rate, as adjusted below ("Preferred Dividends"). Preferred Dividends shall accrue at the then applicable Dividend Rate, as adjusted below, whether or not declared and paid, until paid in full in accordance with the terms of this Certificate of Designations. Preferred Dividends shall accrue whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. "Dividend Rate" shall mean a rate per share of Series A Preferred Stock of eight percent (8.0%) per annum, compounded quarterly, on the Issue Price (as defined in Section 4(a) below), which rate shall be increased to eleven percent (11.0%) per annum, compounded quarterly, beginning on the first day of any fiscal quarter of the Corporation immediately following a twelve (12)-month period ending on March 31, June 30, September 30 or December 31, if the Senior Indebtedness of the Corporation as of such day minus unrestricted cash of the Corporation and its subsidiaries as of such day was greater than two and one-quarter (2.25) times EBITDA for such preceding twelve (12)-month period, and the Dividend Rate shall then continue to accrue at eleven percent (11%) per annum, compounded quarterly, on the Issue Price then in effect thereafter until the last day of any fiscal quarter of the Corporation as of which the Senior Indebtedness of the Corporation was less than or equal to two and one-quarter (2.25) times EBITDA for the preceding twelve (12)-month period, after which the Dividend Rate shall be reduced to a rate of eight (8.0%) per annum, compounded quarterly, beginning on the first day of the immediately succeeding fiscal quarter unless and until increased again pursuant to this definition. Preferred Dividends shall be computed on the basis of a 365-day year and the actual number of days elapsed.

(ii) In the event the Corporation does not declare and pay Preferred Dividends pursuant to Section 3(a)(i) on any Dividend Payment Date, such accrued and unpaid dividends shall, beginning on the first day after such Dividend Payment Date and thereafter, until paid in full in cash (unless converted into Common Stock in accordance with this Certificate of Designations), accrue at the then applicable Dividend Rate plus two percent (2%).

(b) **Dividend Payment Dates.** Preferred Dividends shall be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (unless any such day is not a Business Day, in which event such Preferred Dividends shall be payable on the next succeeding Business Day, without accrual to the actual payment date), commencing on April 1, 2018 (each such payment date being a "Dividend Payment Date," and the period from the Issue Date to March 31, 2018 and each full quarterly period thereafter being a "Dividend Period"). Participating Dividends shall be payable if, as and when paid to the holders of shares of Common Stock.

(c) **Priority of Series A Preferred Stock Dividends.** At any time that there are accrued and unpaid Preferred Dividends, no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, upon any Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Stock) by the Corporation, directly or indirectly until all such Preferred Dividends have been paid in full, without the approval of holders of the Series A Preferred Stock, as provided in Section 5(b)(x) hereof; provided, however, that the foregoing limitation shall not apply to: (i) purchases, redemptions or other acquisitions of shares of Junior Stock that are approved by the Board of Directors and made in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, managers or consultants of or to the Corporation or any of its Subsidiaries; (ii) an exchange, redemption, reclassification or conversion of any class or series of Junior Stock solely for any class or series of Junior Stock; or (iii) any dividend in the form of stock, warrants, options or other rights where the dividended stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

(d) **Participating Dividends.** In the event that all accrued and unpaid Preferred Dividends have been paid in full, and the Corporation shall, at any time, pay a dividend or make a distribution, whether in cash, in kind or other property, on the outstanding shares of Common Stock (other than any dividend in the form of stock, warrants, options or other rights where the dividended stock or the stock issuable upon exercise of such warrants, options or other rights is Common Stock or stock that ranks equally with or junior to the Common Stock; in which case an adjustment shall be made to the Conversion Price in accordance with Section 8(a) or Section 8(b), as applicable), the Corporation shall, at the same time, pay to each holder of Series A Preferred Stock a dividend equal to the dividend that would have been payable to such holder if all (*i.e.*, without regard to any restrictions on conversion at such time) of the shares of Series A Preferred Stock Beneficially Owned by such holder had been converted into Common Stock pursuant to Section 6 immediately prior to the applicable record date for determining the stockholders eligible to receive such dividend or distribution (the "Participating Dividends").

Section 4. Liquidation, Dissolution or Winding Up.

(a) **Liquidation Event**. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each, a "Liquidation Event"), after satisfaction of all liabilities and obligations to creditors of the Corporation and distribution of any assets of the Corporation to the holders of Senior Stock, and before any distribution or payment shall be made to holders of any Junior Stock, each holder of Series A Preferred Stock, at their election, shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital, surplus or earnings) legally available therefor, (i) an amount in cash per share of Series A Preferred Stock equal to the Liquidation Preference or (ii) assuming notice of conversion has been given by the holder of the Series A Preferred Stock, such amount payable (in the same form of consideration payable upon shares of Common Stock) per share of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to Section 6 hereof immediately prior to such Liquidation Event (in either case, the "Liquidation Amount"); provided, however, that if a holder of Series A Preferred Stock has delivered a notice of conversion as set forth in clause (ii) above, the Corporation shall have the right to pay to such holder (A) an amount payable under clause (ii) above as if such holder converted such shares of Series A Preferred Stock pursuant to Section 6 hereof immediately

prior to such Liquidation Event using the Issue Price rather than the Liquidation Preference in the calculation of Conversion Rate pursuant to Section 6(c), plus (B) an amount equal to all accrued and unpaid Preferred Dividends on such shares of Series A Preferred Stock. As used in this Certificate of Designations, the term "Liquidation Preference" shall mean $100.00 (the "Issue Price"), plus all accrued and unpaid Preferred Dividends. If, in connection with any distribution described in the first sentence of this Section 4(a), the assets of the Corporation or proceeds thereof are not sufficient to pay in full the Liquidation Preference then in effect and the corresponding amounts payable on the Parity Stock, then such assets, or the proceeds thereof, shall be distributed to the holders of Series A Preferred Stock and the holders of the Parity Stock in proportion to the full amounts to which the holders of the Series A Preferred Stock and the holders of the Parity Stock would otherwise be entitled pursuant to this Section 4(a) and the certificate of designations (or other governing instrument) of the Parity Stock, respectively.

(b) **Distributions to Common Stock**. After the payment in full of the amounts payable in respect of the Series A Preferred Stock as set forth in Section 4(a), the assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock. For the avoidance of doubt, the Series A Preferred Stock shall not be convertible into Common Stock after the payment in full of the amounts payable in respect of the Series A Preferred Stock pursuant to Section 4(a) above, and the holders of Series A Preferred Stock shall not participate in any distribution made to the holders of Common Stock pursuant to this Section 4(b).

(c) **Fundamental Change**.

(i) The Corporation must give notice of each Fundamental Change to all holders of Series A Preferred Stock as provided in Section 13 but confirmed by the recipient as delivered not later than ten (10) Business Days prior to the anticipated Effective Date (determined in good faith by the Board of Directors) of the Fundamental Change or, if not practicable because the Corporation is unaware of the Fundamental Change, as soon as reasonably practicable but in any event not later than one (1) Business Day after the Corporation becomes aware of such Fundamental Change.

(ii) Any Fundamental Change shall be deemed a Liquidation Event hereunder (a "Deemed Liquidation Event"), unless such treatment is waived in writing by holders of a majority in voting power of the outstanding shares of the Series A Preferred Stock, and in the event of any such Deemed Liquidation Event, each holder of Series A Preferred Stock may elect either (A) to receive payment of the Liquidation Amount per share in cash upon such Deemed Liquidation Event in accordance with Section 4(a), or (B) to convert the shares of Series A Preferred Stock in accordance with Section 4(c)(iii).

(iii) Within fifteen (15) days following the Effective Date, each outstanding share of Series A Preferred Stock shall, at the election of the holder thereof pursuant to the delivery of a notice of conversion in accordance with Section 6, be converted into a number of shares of Common Stock equal to the greater of (A) the sum of the Conversion Rate on the Effective Date of such Fundamental Change plus the Fundamental Change Additional Shares and (B) the quotient of (x) the Liquidation Preference, divided by (y) the greater of (1) the applicable Holder Stock Price and (2) 66-2/3% of the VWAP on the Issue Date (with such VWAP being adjusted proportionally in the event of any stock split, stock dividend, issuance of rights, Options or other event that would result in an adjustment to the Conversion Price pursuant to Section 8); provided, however, that if a holder of Series A Preferred Stock has delivered a notice of

conversion as set forth in this clause (iii), the Corporation shall have the right to pay to such holder in cash, immediately prior to giving effect to such conversion, and not later than the date of such conversion, all accrued and unpaid Preferred Dividends. "Holder Stock Price" means (i) in the case of a Fundamental Change in which the holders of Common Stock will receive only cash consideration, the price to be paid (or deemed paid) per share of Common Stock in such transaction and (ii) in all other cases, the average VWAP on the ten (10) consecutive Trading Days immediately preceding the Effective Date of the Fundamental Change.

(d) **Other Consideration**. If the consideration received in connection with any Liquidation Event is other than cash, its value will be determined as follows:

(i) Any securities received as consideration in connection with any Liquidation Event shall be valued as follows:

(A) With respect to securities not subject to restrictions on free marketability covered by subsection (B) below:

(1) If traded on a securities exchange or through The Nasdaq Stock Market, the value shall be deemed to be the VWAP of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the closing;

(2) If actively traded over-the-counter, the value shall be deemed to be the VWAP of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B) The method of valuation of securities subject to restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in subparagraphs (i)(A)(1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

(ii) If any consideration received in connection with any Liquidation Event is not in the form of cash or otherwise covered by subparagraph (i), the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

Section 5. Voting Rights.

(a) **General Rights**. Except as otherwise provided herein or as required by law, holders of shares of Series A Preferred Stock shall be entitled to vote with the holders of shares of Common Stock (and any other class or series that may similarly be entitled to vote with the holders of Common Stock) and not as a separate class, at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the holders of Common Stock. In the event of any such vote or action by written consent, each holder of shares of Series A Preferred Stock shall be entitled to that

number of votes equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series A Preferred Stock are convertible (pursuant to Section 6 hereof but as restricted in the case of any Electing Holder by Section 14) as of the Close of Business on the record date fixed for such vote or such written consent. Subject to the foregoing, each holder of shares of the Series A Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Series A Preferred Stock held of record by such holder could then be converted (taking into account, for the avoidance of doubt, the Liquidation Preference then in effect for purposes of the Conversion Rate and any Conversion Price adjustments made pursuant to Section 8) at the record date for the determination of the stockholders entitled to vote on or consent to such matters. The holders of Series A Preferred Stock shall be entitled to notice of any meeting of stockholders in accordance with the bylaws of the Corporation (the "Bylaws").

(b) **Separate Vote of Preferred Stock**. Following the Issue Date, in addition to any other vote or consent required herein or by applicable law, unless waived in writing by holders of a majority in voting power of the outstanding shares of the Series A Preferred Stock, the vote or written consent of the holders of a majority in voting power of the outstanding shares of the Series A Preferred Stock shall be necessary for effecting or validating the following actions (whether taken by amendment, merger, consolidation or otherwise):

(i) Any voluntary initiation of any liquidation, dissolution or winding up of the Corporation or any Subsidiary but only if such liquidation, dissolution or winding up of the Corporation or such Subsidiary would result in each holder of the Series A Preferred Stock not having the option to receive a distribution equal to the full Liquidation Preference in accordance with Section 4(a) above;

(ii) Any Deemed Liquidation Event, but only if as a result of the Deemed Liquidation Event each holder of the Series A Preferred Stock would not have the option to receive a distribution equal to the full Liquidation Preference in accordance with Section 4(a) above;

(iii) Any change, amendment, alteration or repeal (including as a result of a merger, consolidation, or other similar or extraordinary transaction) of any provisions of the Certificate of Incorporation or Bylaws that amends or modifies, in a manner adverse to the rights, preferences, privileges or voting powers of the Series A Preferred Stock;

(iv) Any authorization, designation, recapitalization, whether by reclassification, by merger or otherwise, or issuance of any new class or series of stock or any other securities convertible into equity securities of the Corporation or any Subsidiary having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock (including additional shares of Series A Preferred Stock);

(v) Any increase or decrease in the authorized number of shares of Series A Preferred Stock;

(vi) The increase in the number of members of the Board of Directors of the Corporation above eight (8);

(vii) Any issuance of any Senior Indebtedness or entrance into any agreement or arrangement that would entitle any third party to any preference over the Series A Preferred Stock upon the occurrence of a Liquidation Event (provided that any such consent shall only be required upon the Corporation or any of its Subsidiaries obtaining commitments for a facility, and not upon each subsequent advance under such facility (including any advance in the form of a letter of credit under any subfacility of such facility)), other than for the issuance of Senior Indebtedness in an aggregate amount (less unrestricted cash of the Corporation and its Subsidiaries as of the day of such issuance) not to exceed two and one-quarter (2.25) times EBITDA for the twelve (12)-month period ended on the last day of the fiscal quarter ended immediately prior to the day of such issuance;

(viii) Any incurrence of Floor Plan Financing at any time that is in the aggregate in excess of (A) during the months of October 2017 through March 2018, ninety percent (90%) of the book value of the Corporation's and its Subsidiaries' new and used RV Inventory, (B) during the months of April 2018 through September 2018, eighty percent (80%) of the book value of the Corporation's and its Subsidiaries' new and used RV Inventory, (C) during the months of October 2018 through March 2019, ninety percent (90%) of the book value of the Corporation's and its Subsidiaries' new and used RV Inventory, and (D) eighty percent (80%) thereafter ;

(ix) Any sale or agreement to license any material asset or material portion of the assets of the Corporation or any Subsidiary other than in the ordinary course of business;

(x) Any redemption, repurchase or other acquisition, or payment of dividends or other distributions, by the Corporation with respect to any securities of the Corporation that constitute Junior Stock; provided, however, that the foregoing limitation shall not apply to (A) redemptions, repurchases or other acquisitions of shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its Subsidiaries pursuant to and in accordance with any plan, agreement or arrangement approved by the Board of Directors, (B) an exchange, redemption, reclassification or conversion of any class or series of Junior Stock solely for any class or series of Junior Stock, (C) any dividend in the form of Options or Junior Stock where the dividended Junior Stock (or securities underlying such Options) is Junior Stock, and (D) redemptions, repurchases or other acquisitions of shares of Common Stock issued to any State of the United States solely to the extent necessary to ensure that such state's beneficial ownership of shares of Common Stock does not exceed 9.5% of the then issued and outstanding shares of Common Stock;

(xi) The making of, or agreement to make, capital expenditures by the Corporation and its Subsidiaries during any four (4) consecutive fiscal quarters of the Corporation in excess of twenty-five percent (25%) of EBITDA for such four (4) fiscal quarters, on a non-cumulative basis;

(xii) The entry by the Corporation into any contract, agreement, arrangement, or understanding that would prohibit or otherwise restrict the Corporation from performing its obligations to the holders of Series A Preferred Stock under this Certificate of Designations, the Certificate of Incorporation or otherwise;

(xiii) The entry by any Subsidiary into any contract, agreement, arrangement, or understanding that would prohibit or otherwise restrict the payment of dividends or the making of distributions to the Corporation, other than in respect of any of the Corporation's Senior Indebtedness

subject to a consent right under this Section 5(b);

(xiv) The issuance by the Corporation of equity or securities convertible into, or exercisable or exchangeable for, equity or securities of the Corporation at an effective price (taking into consideration the value of any other assets or rights sold or delivered in connection with such issuance for below fair market value) that is more than twenty-five percent (25%) below the greater of (A) the average VWAP for the twenty (20) Trading Days preceding the public announcement of such issuance and (B) the price per share of the Common Stock of the Company immediately prior to the public announcement of such issuance, or in the case of the issuance of equity or securities of the Corporation other than Common Stock (or that are convertible into, or exercisable or exchangeable for, equity or securities of the Corporation other than Common Stock), then the fair market value of such equity or securities at the time of issuance thereof;

(xv) The incurrence of any Senior Indebtedness with repayment or call premium in excess of 105% of the principal amount thereof;

(xvi) The issuance by any Subsidiary of any equity or securities convertible into, or exercisable or exchangeable for, equity of such Subsidiary;

(xvii) Any change by the Corporation or any Subsidiary in its principal line of business, or entry into by the Corporation or any Subsidiary of any additional line of business; and

(xviii) The appointment of any Chief Executive Officer of the Corporation other than William Murnane.

(c) **Board of Directors.** So long as shares of Series A Preferred Stock are outstanding, holders of shares of Series A Preferred Stock, by the vote or written consent of the holders of a majority in voting power of the outstanding shares of the Series A Preferred Stock, shall have the right to designate two (2) members to the Board of Directors of the Corporation, in addition to such members as are elected by holders of Common Stock of the Corporation.

Section 6. Conversion.

(a) **Optional Conversion by Holders**. Subject to and in compliance with the provisions of this Section 6, any shares of Series A Preferred Stock may, at the option of the holder thereof, be converted, in whole or in part, at any time into fully paid and nonassessable shares of Common Stock. Upon conversion, a holder of Series A Preferred Stock shall be entitled to a number of shares of Common Stock equal to the product obtained by multiplying the Conversion Rate (as defined in and determined as provided for in Section 6(c)) then in effect, by the number of shares of Series A Preferred Stock being converted, plus cash in lieu of fractional shares, as set out in Section 8(j); provided, however, that if a holder of Series A Preferred Stock has elected to convert any shares of Series A Preferred Stock pursuant to this Section 6(a), the Corporation, at its election, may either convert such shares of Series A Preferred Stock into Common Stock in accordance with this Section 6 at the Conversion Rate then in effect, or (i) convert such shares of Series A Preferred Stock using the Issue Price, rather than the Liquidation Preference, in the calculation of Conversion Rate, and (ii) not later than thirty (30) days after the date of such notice of conversion, make a distribution to such holder in an amount in cash equal to all accrued and

unpaid Preferred Dividends in respect of the shares of Series A Preferred Stock being converted; and provided further, however, that if the Corporation has not made a distribution to such holder in an amount of all accrued and unpaid Preferred Dividends in cash by the thirtieth (30th) day after the date of such notice of conversion, then the Corporation shall deliver to such holder of Series A Preferred Stock a number of shares of Common Stock equal to the product obtained by multiplying the Conversion Rate then in effect (using an amount equal to all accrued and unpaid Preferred Dividends rather than Liquidation Preference in the calculation of Conversion Rate), by the number of shares of Series A Preferred Stock set forth in the original conversion notice.

(b) **Optional Conversion by the Corporation**. If, at any time following the second (2nd) anniversary of the Issue Date, the VWAP of the Common Stock equals or exceeds twenty-five dollars ($25.00) (as adjusted for stock dividends, splits, combinations and similar events in the same ratio as the Conversion Price is adjusted pursuant to Section 8) for a period of thirty (30) consecutive Trading Days (the Business Day immediately following such thirtieth (30th) Trading Day, the "Corporation Conversion Date"), and if the Corporation shall so elect, any or all shares of Series A Preferred Stock may be converted automatically (and without further action following any such election) into a number of shares of Common Stock equal to the product obtained by multiplying the Conversion Rate then in effect, by the number of shares of Series A Preferred Stock being converted, plus cash in lieu of fractional shares, as set out in Section 8(j) (the "Corporation Conversion"). Notwithstanding the foregoing, the Corporation may not elect a Corporation Conversion at any time during the period (the "Standstill Period") in which any director or executive officer of the Corporation is prohibited by the Corporation to, directly or indirectly, purchase, sell or otherwise acquire or transfer any equity security of the Corporation during any blackout period with respect to such equity security. The Standstill Period shall also include the period commencing on the earlier of (1) the date that the Corporation shall have made a public announcement and (2) the date that such information is otherwise made public, that the Corporation is in negotiations relating to, or has entered into, a definitive agreement with respect to a transaction constituting a Fundamental Change and ending on the date of the first to occur of (i) the consummation of such transaction and (ii) the date that the Corporation shall have made a public announcement that any such definitive agreement or the negotiations relating thereto has been terminated. For purposes of calculating the next available Corporation Conversion Date, the VWAP shall not be deemed to equal or exceed twenty-five dollars ($25.00) (as adjusted for stock dividends, splits, combinations and similar events in the same ratio as the Conversion Price is adjusted pursuant to Section 8) at any time during the Standstill Period.

(c) **Conversion Rate and Conversion Price**. The conversion rate in effect at any applicable time for conversion of each share of Series A Preferred Stock into Common Stock (the "Conversion Rate") shall be the quotient obtained by dividing the Liquidation Preference then in effect by the Conversion Price (as defined below). The conversion price for the Series A Preferred Stock shall initially be $10.0625 (the "Conversion Price"). Such initial Conversion Price shall be adjusted from time to time in accordance with Section 8. All references to the Conversion Price herein shall mean the Conversion Price as so adjusted.

(d) **Conversion Procedures**. In order to exercise the conversion privilege set forth in Section 6(a) with respect to any shares of Series A Preferred Stock held in book-entry form with the Depositary Trust Company or its successor ("DTC"), a holder must comply with DTC's procedures for converting any shares of Series A Preferred Stock. In order to exercise the conversion privilege set forth in Section 6(a) with respect to any certificated shares of Series A Preferred Stock, a holder must do each of

the following in order to convert its shares of Series A Preferred Stock:

(i) complete and manually sign the conversion notice provided by the conversion agent, and deliver such notice to the conversion agent;

(ii) deliver to the conversion agent the certificate or certificates representing the shares of Series A Preferred Stock to be converted (or, if such certificate or certificates have been lost, stolen or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation);

(iii) if required, furnish appropriate endorsements and transfer documents in form and substance reasonably acceptable to the Corporation; and

(iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Corporation pursuant to Section 6(h).

(e) **Effect of Conversion**. Effective immediately prior to the Close of Business on the Conversion Date applicable to any shares of Series A Preferred Stock, dividends shall no longer accrue or be declared on any such shares of Series A Preferred Stock and such shares of Series A Preferred Stock shall cease to be outstanding.

(f) **Record Holder of Underlying Securities as of Conversion Date**. The Person or Persons entitled to receive the Common Stock and, to the extent applicable, cash, payable in lieu of fractional shares, upon conversion of Series A Preferred Stock on any applicable Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or cash as of the Close of Business on such Conversion Date. As promptly as practicable on or after the applicable Conversion Date and, in the case of a conversion pursuant to Section 6(a), compliance by the applicable holder with the relevant conversion procedures contained in Section 6(d) (and in any event no later than three Trading Days thereafter), the Corporation shall issue the number of whole shares of Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares). Such delivery of shares of Common Stock shall be made, at the option of the applicable holder, in certificated form or by book-entry to the extent permitted by applicable law. Any such certificate or certificates shall be delivered by the Corporation to the appropriate holder on a book-entry basis or by mailing certificates evidencing the shares to the holders at their respective addresses as set forth in the conversion notice. If fewer than all of the shares of Series A Preferred Stock Beneficially Owned by any holder hereto are converted pursuant to this Section 6, then book-entry shares (or, if elected by the holder, a new certificate) representing the unconverted shares of Series A Preferred Stock shall be issued to such holder concurrently with the issuance of the certificates (or book-entry shares) representing the applicable shares of Common Stock. Any cash payable in lieu of fractional shares shall be delivered to the applicable holder at the address for such holder as set forth in the conversion notice. In the event that a holder shall not by written notice designate the name in which shares of Common Stock and, to the extent applicable, cash to be delivered upon conversion of shares of Series A Preferred Stock should be registered or paid, or the manner in which such shares and, if applicable, cash should be delivered, the Corporation shall be entitled to register and deliver such shares and, if applicable, cash in the name of the holder and in the manner shown on the records of the Corporation.

(g) **Status of Converted or Acquired Shares**. Shares of Series A Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise acquired by the Corporation in any manner whatsoever, shall be retired promptly after the conversion or acquisition thereof. All such shares shall upon their retirement and any filing required by the DGCL become authorized but unissued shares of preferred stock of the Corporation, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the Certificate of Incorporation.

(h) **Taxes**.

(i) The Corporation and its paying agent shall be entitled to withhold taxes on all payments on the Series A Preferred Stock, Common Stock, or other securities issued upon conversion of the Series A Preferred Stock to the extent required by law. Prior to the date of any such payment, each holder of Series A Preferred Stock shall deliver to the Corporation or its paying agent a duly executed, valid, accurate and properly completed Internal Revenue Service Form W-9 or an appropriate Internal Revenue Service Form W-8, as applicable.

(ii) The Corporation shall pay any and all documentary, stamp and similar issue or transfer tax due on (A) the issue of the Series A Preferred Stock and (B) the issue of shares of Common Stock upon conversion of the Series A Preferred Stock. However, in the case of conversion of Series A Preferred Stock, the Corporation shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or Series A Preferred Stock in a name other than that of the holder of the shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or duty, or has established to the satisfaction of the Corporation that such tax or duty has been paid.

Section 7. Redemption.

(a) **Redemption at the Option of the Holder.**

(i) Subject to applicable law, each holder of shares of Series A Preferred Stock, at any time from and after the ninth (9th) anniversary date of the Issue Date, shall have the right to require that the Corporation redeem, in full, out of funds legally available therefor, by irrevocable written notice to the Corporation, all of such holder's shares of Series A Preferred Stock at a redemption price per share equal to the Liquidation Preference then in effect per share of the Series A Preferred Stock. Such notice shall be given by first class mail, postage prepaid, addressed to the Corporation, and shall be conclusively presumed to have been duly given on the day the notice is mailed to the Corporation, whether or not the Corporation receives such notice. Each notice of redemption given to the Corporation shall state: (A) the redemption date and (B) the number of shares of the Series A Preferred Stock to be redeemed. Such mailing shall be at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption in the notice.

(ii) Upon receipt of such notice, the Corporation shall within three (3) Business Days notify such holder, by irrevocable written notice to such holder, of the place or places where certificates for such shares are to be surrendered (or an indemnification undertaking as reasonably determined by the Corporation with respect to such certificates in the event of their loss, theft or

destruction) for payment of the redemption price on the redemption date.

(b) **Redemption at the Option of the Corporation**. Subject to applicable law, all but not less than all of the Series A Preferred Stock may be redeemed, out of funds legally available therefor, at any time from and after the eighth (8th) anniversary date of the Issue Date, at the option of the Corporation, upon giving notice of redemption pursuant to Section 7(c), at a redemption price per share equal to the Liquidation Preference then in effect per share of the Series A Preferred Stock. Holders of shares of Series A Preferred Stock shall have the right to convert such shares in accordance with Section 6 after receipt of any notice of redemption delivered in accordance with Section 7(c) prior to the date fixed for redemption in such notice.

(c) **Notice of Redemption at the Option of the Corporation**. Notice of every redemption of shares of Series A Preferred Stock pursuant to Section 7(b) shall be given as provided in Section 13, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption. Any notice mailed strictly as provided in this Section 7(c) shall be conclusively presumed to have been duly given. Each notice of redemption given to a holder shall state: (i) the redemption date; (ii) the number of shares of the Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such shares are to be surrendered (or an indemnification undertaking as reasonably determined by the Corporation with respect to such certificates in the event of their loss, theft or destruction) for payment of the redemption price.

(d) **Effectiveness of Redemption**. Notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall be retired as provided for in Section 6(g) and such shares will no longer be issued and outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest.

Section 8. Anti-Dilution Provisions.

(a) **Adjustment Upon Common Stock Event**. Upon the (i) the issuance by the Corporation of additional shares of Common Stock as a dividend or other similar distribution on outstanding shares of Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock (other than such events wherein the holders of the Series A Preferred Stock participate therein pursuant to Section 3(d)) (each, a "<u>Common Stock Event</u>") after the Issue Date, the Conversion Price shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price in effect immediately prior to such Common Stock Event by a fraction, (A) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (B) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price. The

Conversion Price shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event.

(b) **Adjustments for Other Dividends and Distributions**. If at any time or from time to time after the Issue Date, the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation, other than an event constituting a Common Stock Event and other than such events wherein the holders of the Series A Preferred Stock participate therein pursuant to Section 3(d), then in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the applicable Conversion Date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 8 with respect to the rights of the holders of Series A Preferred Stock or with respect to such other securities by their terms.

(c) **Adjustment for Reclassification, Exchange and Substitution**. If at any time or from time to time after the Issue Date, the Common Stock issuable upon the conversion of Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event described in Section 8(a) or as described in Section 8(b)), then in any such event each holder of such Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(d) **Reorganizations, Mergers and Consolidations**. If at any time or from time to time after the Issue Date, there is a reorganization of the Corporation (other than as described in Section 8(a), (b) or (c)) or a merger or consolidation of the Corporation with or into another corporation (except, for all purposes of this Section 8(d), a Deemed Liquidation Event that is not waived as provided in Section 4(c)), then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of such Series A Preferred Stock shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such reorganization, merger or consolidation by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such reorganization, merger or consolidation, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 8 with respect to the rights of the holders of such Series A Preferred Stock after the reorganization, merger or consolidation to the end that the provisions of this Section 8 (including adjustment of the Conversion Price then in effect and number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This Section 8(d) shall similarly apply to successive reorganizations, mergers and consolidations. The Corporation shall not effect any such reorganization, merger or consolidation unless prior to the consummation thereof the successor entity (if other than the Corporation) resulting from such

consolidation or merger shall assume by written instrument the obligations of the Corporation under this Certificate of Designations.

(e) **Adjustment to Conversion Price for Diluting Issues.**

(i) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 8(e)(iii)), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issue, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

$$CP_2 = CP_1 * (A + B) \div (A + C).$$

For purposes of the foregoing formula, the following definitions shall apply:

(A) "CP_2" shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(B) "CP_1" shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(C) "A" shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(D) "B" shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP_1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP_1); and

(E) "C" shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from holders of a majority in voting power of the outstanding shares of the Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(iii) Deemed Issuance of Additional Shares of Common Stock.

(A) If the Corporation at any time or from time to time after the Issue Date

shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 8(e)(i), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Section 8(e)(iii)(B) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, and (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(C) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 8(e)(i) (either because the consideration per share (determined pursuant to Section 8(e)(iv)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Issue Date), are revised after the Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 8(e)(iii)(A)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 8(e)(i), the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(E) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section 8(e)(iii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this Section 8(e)(iii)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 8(e)(iii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(iv) <u>Determination of Consideration</u>. For purposes of this Section 8(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and property shall (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest; (2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

(B) The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 8(e)(iii), relating to Options and Convertible Securities, shall be determined by dividing: (1) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the

exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(v) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Section 8(e)(i), then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(f) **Successive Adjustments**. After an adjustment to the Conversion Price under this Section 8, any subsequent event requiring an adjustment under this Section 8 shall cause an adjustment to each such Conversion Price as so adjusted.

(g) **Multiple Adjustments**. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Price pursuant to this Section 8 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 8 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(h) **Notice of Adjustments**. Whenever the Conversion Price is adjusted as provided under this Section 8, the Corporation shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Corporation is not aware of such occurrence, as soon as reasonably practicable after becoming so aware):

(i) compute the adjusted applicable Conversion Rate in accordance with this Section 8 and prepare and transmit to the conversion agent an officer's certificate setting forth the applicable Conversion Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii) provide a written notice to the holders of the Series A Preferred Stock of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

(i) **Conversion Agent**. The conversion agent, if other than the Corporation, shall not at any time be under any duty or responsibility to any holder of Series A Preferred Stock to determine whether any facts exist that may require any adjustment of the applicable Conversion Price or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The conversion agent, if other than the Corporation, shall be fully authorized and protected in relying on any officer's certificate delivered pursuant to Section 8(h) and any adjustment contained therein and the conversion agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The conversion agent, if other than the Corporation, shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any

Series A Preferred Stock; and the conversion agent makes no representation with respect thereto. The conversion agent, if other than the Corporation, shall not be responsible for any failure of the Corporation to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Series A Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Corporation contained in this Section 8.

(j) **Fractional Shares**. No fractional shares of Common Stock will be delivered to the holders of Series A Preferred Stock upon conversion of shares of Series A Preferred Stock into Common Stock as provided herein. In lieu of fractional shares otherwise issuable, holders of Series A Preferred Stock will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date. In order to determine whether the number of shares of Common Stock to be delivered to a holder of Series A Preferred Stock upon the conversion of such holder's shares of Series A Preferred Stock will include a fractional share (in lieu of which cash would be paid hereunder), such determination shall be based on the aggregate number of shares of Series A Preferred Stock of such holder that are being converted on any single Conversion Date.

Section 9. Reservation of Shares Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred Stock and payment of dividends on the Series A Preferred Stock, each as herein provided, free from preemptive rights, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 8) upon the conversion of all outstanding shares of Series A Preferred Stock and payment of dividends hereunder (and all dividends payable in the next twelve (12) months); provided, however, that the holders of a majority in voting power of the outstanding shares of the Series A Preferred Stock may waive the Corporation's reservation obligation under this Section 9 on such terms and conditions as such majority holders and the Corporation may agree (the terms and conditions of any such waiver being herein referred to as the "Waiver Terms"). The Corporation shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of the Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then-outstanding shares of the Series A Preferred Stock and payment of dividends hereunder (and all dividends payable in the next twelve (12) months), the Corporation shall take, subject to any applicable Waiver Terms, such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

Section 10. Certain Definitions.

As used in this Certificate of Designations, the following terms shall have the following meanings, unless the context otherwise requires:

"Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 8(e)(iii), deemed to be issued) by the Corporation after the Issue Date, other than Exempted Securities.

"Affiliate" with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person; provided, however, that the Corporation, any of its Subsidiaries, or any of the Corporation's other controlled Affiliates, in each case, will not be deemed to be Affiliates of the Investors for purposes of this Certificate of Designations. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Beneficial Ownership Limitation" shall have the meaning ascribed to it in Section 14.

"Beneficially Own" shall mean "beneficially own" as defined in Rule 13d-3 of the Exchange Act or any successor provision thereto.

"Board of Directors" shall mean, with respect to any action to be taken by the Board of Directors, the full Board of Directors of the Corporation.

"Business Day" shall mean a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York generally are authorized or obligated by law, regulation or executive order to close.

"Bylaws" shall have the meaning ascribed to it in Section 5(a).

"Capital Stock" shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by the Corporation.

"Certificate of Designations" shall mean this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time.

"Certificate of Incorporation" shall have the meaning ascribed to it in the recitals.

"Close of Business" shall mean 5:00 p.m., New York City time, on any applicable Business Day.

"Closing Price" shall mean, on any particular date, (a) the last reported trade price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (b) if there is no such price on such date, the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (c) if the Common Stock is not then listed or quoted for the Trading Market and if prices for the Common Stock are then reported in the "pink sheets" published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not publicly traded, the fair market value of a share of Common Stock as determined by the Board of Directors in good faith.

"Common Stock" shall have the meaning ascribed to it in Section 2.

"Common Stock Event" shall have the meaning ascribed to it in Section 8(a).

"Conversion Date" shall mean, with respect to a conversion of Series A Preferred Stock pursuant to:

(a) Section 6(a), the date on which a holder complies in all respects with the procedures set forth in Section 6(d); and

(b) Section 6(b), the Corporation Conversion Date.

"Conversion Price" shall have the meaning ascribed to it in Section 6(c).

"Conversion Rate" shall have the meaning ascribed to it in Section 6(c).

"Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

"Corporation" shall have the meaning ascribed to it in the recitals.

"Corporation Conversion" shall have the meaning ascribed to it in Section 6(b).

"Corporation Conversion Date" shall have the meaning ascribed to it in Section 6(b).

"Credit Facility" shall mean that certain Credit Agreement, dated as of November 18, 2015, by and among LDRV Holdings Corp., a Delaware corporation, as "Borrower" thereunder, Lazy Days' R.V. Center, Inc., a Delaware corporation, as "Parent" and "Guarantor" thereunder, the other "Guarantors" thereunder, the "Lenders" thereunder and Bank of America, N.A. as "Administrative Agent" and "L/C Issuer" thereunder, as amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified through the Issue Date (but not any time thereafter).

"Deemed Liquidation Event" shall have the meaning ascribed to it in Section 4(c).

"DGCL" shall mean the Delaware General Corporation law, as amended from time to time.

"Dividend Payment Date" shall have the meaning ascribed to it in Section 3(b).

"Dividend Period" shall have the meaning ascribed to it in Section 3(b).

"Dividend Rate" shall have the meaning ascribed to it in Section 3(a).

"DTC" shall have the meaning ascribed to it in Section 6(d).

"EBITDA" shall mean the method for the calculation of earnings before interest, tax, depreciation and amortization, on a consolidated basis, as set forth in the Credit Facility in effect on the Issue Date, adjusted if not done so in the Credit Facility, to treat Excluded Leases as if they were operating leases.

"Effective Date" shall mean the date on which the Fundamental Change event occurs or becomes effective.

"Electing Holder" shall have the meaning ascribed to it in Section 14.

"Exchange Act" means the Securities Exchange Act of 1940, as amended.

"Excluded Lease" means all real property capital leases.

"Exempted Securities" shall mean the following shares of Common Stock and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities: (a) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock; (b) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution of shares of Common Stock that is covered by Section 8(a), Section 8(b), Section 8(c), or Section 8(d); (c) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors; or (d) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

"Floor Plan Financing" shall mean borrowings by the Corporation or any Subsidiary under a floor plan credit line account or similar financing arrangement used to acquire RV Inventory and secured by RV Inventory.

"Fundamental Change" shall mean any of the following occurring after the Issue Date:

(a) any "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than such group consisting of one or more of the Investors, has become the direct or indirect "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the voting power in the aggregate of all classes of Capital Stock entitled to vote generally in elections of the Board of Directors then outstanding;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from the subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Corporation with any Person pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, including pursuant to a merger transaction, to any Person; provided, however, that (i) any merger solely for the purpose of changing the Corporation's jurisdiction of incorporation, and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity, and (ii) a stock-for-stock merger pursuant to which all of the Corporation's Common Stock (with the exception of dissenting shares) is exchanged for common stock of another Delaware corporation that is the surviving entity in such merger, in which holders of the Corporation's Common Stock immediately prior to the

transactions own 75% or more of the common stock of the surviving entity following such merger, and the Series A Preferred Stock is exchanged for preferred stock of the surviving entity having substantially the same terms and conditions as, but no worse than, the Series A Preferred Stock, shall not be a Fundamental Change; or

(c) the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation.

"Fundamental Change Additional Shares" shall mean, in respect of a Fundamental Change, such number of shares as is set forth under the Acquisition Price Per Share applicable to such Fundamental Change, and beside the date indicating the last day of the twelve (12)-month period in which the Effective Date of such Fundamental Change occurred, on Annex A hereto.

"Indebtedness" shall mean any indebtedness (including principal and premium) in respect of borrowed money.

"Investors" means Coliseum Capital Partners, L.P., Coliseum Co-Invest Debt Fund L.P., and Blackwell Partners, LLC-Series A.

"Issue Date" shall mean March 15, 2018.

"Issue Price" shall have the meaning ascribed to it in Section 4(a).

"Junior Stock" shall have the meaning ascribed to it in Section 2.

"Liquidation Amount" shall have the meaning ascribed to it in Section 4(a).

"Liquidation Event" shall have the meaning ascribed to it in Section 4(a).

"Liquidation Preference" shall have the meaning ascribed to it in Section 4(a).

"Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

"Parity Stock" shall have the meaning ascribed to it in Section 2.

"Participating Dividends" shall have the meaning ascribed to it in Section 3(d).

"Person" shall mean any individual, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

"Preferred Dividends" shall have the meaning ascribed to it in Section 3(a).

"RV Inventory" new and used recreational vehicles held for sale by the Corporation or any of its Subsidiaries and recreational vehicles in the rental fleet of the Corporation or any of its Subsidiaries.

"Senior Indebtedness" shall mean all of the following of the Corporation and its Subsidiaries, on a consolidated basis, other than Floor Plan Financing: (a) all indebtedness, whether or not contingent, for borrowed money, (b) all obligations for the deferred purchase price of property or services, (c) all obligations evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, other than the Excluded Lease, (f) all obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities, (g) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any equity interests or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, other than any such obligations in respect of the Series A Preferred Stock, (h) all Indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by the Corporation or any of its Subsidiaries, or in effect guaranteed directly or indirectly through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any encumbrance on property (including accounts and contract rights) owned by the Corporation or any of its Subsidiaries, even though the Corporation or its Subsidiaries have not assumed or become liable for the payment of such Indebtedness.

"Senior Stock" shall have the meaning ascribed to it in Section 2.

"Series A Preferred Stock" shall have the meaning ascribed to it in Section 1.

"Standstill Period" shall have the meaning ascribed to it in Section 6(b).

"Subsidiary" means any entity for which the Corporation owns, directly or indirectly, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of such entity).

"Trading Day" shall mean any Business Day on which the Common Stock is traded, or able to be traded, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not trading on a national securities exchange, a Business Day on which the Common Stock is trading in its principal market.

"Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market,

the Nasdaq Global Select Market or the New York Stock Exchange.

"Voting Stock" shall mean Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect one or more members of the Board of Directors (without regard to whether or not, at the relevant time, Capital Stock of any other class or classes (other than Common Stock) shall have or might have voting power by reason of the happening of any contingency).

"VWAP" shall mean, as of any applicable date of determination, the volume weighted average per share price of the Common Stock on the applicable Trading Day on the principal national securities exchange on which the Common Stock is listed or admitted to trading, of not so admitted or listed, as otherwise reasonably determined by the Board of Directors.

Section 11. Headings. The headings of the paragraphs of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

Section 12. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent, if any, may deem and treat the record holder of any share of the Series A Preferred Stock as the true and lawful owner thereof for all purposes, and, to the fullest extent permitted by law, neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 13. Notices. Except as otherwise herein provided, all notices or communications in respect of the Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law or regulation. Notwithstanding the foregoing, if the Series A Preferred Stock is issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of the Series A Preferred Stock in any manner permitted by such facility.

The Corporation shall deliver notice to each holder of Series A Preferred Stock, in the manner set forth in this Section 13, within thirty (30) days of the end of each fiscal quarter of the Corporation (except that for the fiscal year-end, notice shall be delivered within ninety (90) days), setting forth (a) the Corporation's Senior Indebtedness and Floor Plan Financing, each as of the last Business Day of such fiscal quarter, (b) the Corporation's EBITDA for the twelve (12)-month period preceding the end of such fiscal quarter, (c) the aggregate amount of the Corporation's Floor Plan Financing, as of the last Business Day of such fiscal quarter, (d) the book value of the Corporation's and its Subsidiaries' new and used RV Inventory, and (e) capital expenditures made by the Corporation and its Subsidiaries during such fiscal quarter, in each case together with sufficiently detailed information setting forth the basis for such calculations, and together with all supporting information and any additional information requested from time to time by a majority in voting power of the outstanding shares of Series A Preferred Stock. Upon request, holders of Series A Preferred Stock shall receive copies of all reports, financial information, certificates, financial information, management presentations and other information delivered to holders of Senior Indebtedness or providers of Floor Plan Financing.

In the event :

(a) that the Corporation shall authorize the issuance of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

(b) that the Corporation shall authorize a dividend or distribution to all holders of shares of Common Stock; or

(c) of any Fundamental Change, Liquidation Event and/or Deemed Liquidation Event;

then the Corporation shall cause to be given to each holder of Series A Preferred Stock notice, pursuant to this Section 13, at least twenty (20) Business Days prior to the applicable record date (or in the case of events for which there is no record date, at least twenty (20) Business Days prior to such event), of: (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock or (z) the date on which any such Fundamental Change, Liquidation Event and/or Deemed Liquidation Event is expected to become effective or be consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such Fundamental Change, Liquidation Event and/or Deemed Liquidation Event or other transactions.

Section 14. Beneficial Ownership Limitation.

(a) **Beneficial Ownership Limitation**. Notwithstanding anything herein to the contrary, the Company shall not effect any conversion of the Series A Preferred Stock of any Electing Holder, and an Electing Holder shall not have any right to convert any portion of the Preferred Stock, in each case to the extent that, after giving effect to such conversion, such Electing Holder would beneficially own in excess of its then applicable Beneficial Ownership Limitation. For purposes of this Section 14, the number of shares of Common Stock beneficially owned by the Electing Holder shall include the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted shares of Series A Preferred Stock beneficially owned by the Electing Holder and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other securities of the Company or its subsidiaries which is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Electing Holder. Except as set forth in the preceding sentence, beneficial ownership of an Electing Holder shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(b) **Notice of Conversion**. For purposes of complying with this Section 14, the Company shall be entitled to conclusively rely on the information set forth in any Electing Holder's notice of conversion, each Electing Holder delivering a notice of conversion shall be deemed to represent to the Company that such notice of conversion does not violate the restrictions set forth in this paragraph, and the Company shall have no obligation to verify or confirm the accuracy of such representation. In determining the number of outstanding shares of Common Stock, an Electing Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company's most recent periodic or annual

report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a holder, the Company shall, within two Trading Days, confirm orally and in writing to such holder the number of shares of Common Stock then outstanding.

(c) **Change in Beneficial Ownership Limitation**. By written notice to the Company, an Electing Holder may from time to time increase or decrease the Beneficial Ownership Limitation applicable solely to such Electing Holder to any other percentage; provided, however, that any increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The express purpose of this Section 14 is to preclude any Electing Holder's ownership of any shares of Series A Preferred Stock from causing such Electing Holder to become subject to the reporting and liability provisions of Section 16(a) and 16(b) of the Exchange Act, including pursuant to Rule 16a-2 promulgated by the Securities and Exchange Commission, and this Section 14 shall be interpreted according to such express purpose. Solely for purposes of this Section 14, the term Electing Holder shall include all persons whose beneficial ownership of the Common Stock is aggregated pursuant to Section 13(d)(3) of the Exchange Act or Rule 13d-5 thereunder.

(d) **Warrants**. In the event, pursuant to Section 6(b), that the Company is exercising the right to convert shares of Series A Preferred Stock, the Company first shall convert such shares of Series A Preferred Stock of any Electing Holder into the maximum number of whole shares of Common Stock allowable, giving effect Section 14(a), and the Company then shall have the right to issue to such Electing Holder warrants to purchase shares of Common Stock in the form attached as Annex B hereto in an amount equal to the additional number of whole shares of Common Stock into which such shares of Series A Preferred Stock would have been convertible if the Beneficial Ownership Limitation were not in effect.

(e) **Definitions**. "Electing Holder" means each holder of Series A Preferred Stock that has elected in writing to the Company to be an Electing Holder. As of the Issue Date, each holder of Series A Preferred Stock other than the Investors shall be an Electing Holder. After electing to be an Electing Holder, a holder shall always be an Electing Holder; provided, however, that such Electing Holder shall have the right to increase or decrease the Beneficial Ownership Limitation applicable to it in accordance with the terms of Section 14(c). "Beneficial Ownership Limitation" means initially, with respect to any Electing Holder, 9.99% (or such higher or lower percentage given in writing by a holder upon first electing to become an Electing Holder) of the number of shares of Common Stock outstanding after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series A Preferred Stock held by such Electing Holder.

Section 15. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder's expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder's expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

Section 16. Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed transfer agent, conversion agent, registrar and paying agent for the Series A Preferred Stock shall be the Corporation. The Corporation may, in its sole discretion, appoint a successor transfer agent

and remove such transfer agent in accordance with the agreement between the Corporation and the transfer agent; provided, however, that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the holders of the Series A Preferred Stock.

Section 17. Severability. If any term of the Series A Preferred Stock (or part thereof) set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms (or parts thereof) set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein (or parts thereof) set forth will be deemed dependent upon any other such term unless so expressed herein.

Section 18. Other Rights. The shares of Series A Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law and regulation.

IN WITNESS WHEREOF, Lazydays Holdings, Inc. has caused this Certificate of Designations to be duly executed by its authorized corporate officer this 15th day of March, 2018.

Lazydays Holdings, Inc.

By: /s/ Eric Carrera
Name: Eric Carrera
Title: Senior Vice President

ANNEX A
Fundamental Change Additional Shares
Common Shares Delivered for Each Preferred Share ($100 Face Value)

Date	Acquisition Price Per Share									
	$10.00	$12.00	$14.00	$16.00	$18.00	$20.00	$25.00	$30.00	$40.00	$50.00
3/15/2018	4.8671	3.949	3.2991	2.8162	2.4438	2.1483	1.6226	1.2773	0.8524	0.6014
3/15/2019	4.612	3.7148	3.0857	2.6219	2.2667	1.9866	1.4925	1.1711	0.7795	0.5501
3/15/2020	4.339	3.4615	2.8535	2.4099	2.0734	1.8101	1.3507	1.0558	0.7008	0.4951
3/15/2021	4.0254	3.1688	2.5849	2.165	1.8504	1.607	1.1886	0.9246	0.6117	0.4327
3/15/2022	3.6528	2.8202	2.2657	1.8752	1.588	1.3692	1.0011	0.7742	0.5106	0.3619
3/15/2023	3.1977	2.3943	1.8784	1.5266	1.2753	1.0886	0.7843	0.603	0.3973	0.2828
3/15/2024	2.6224	1.8577	1.397	1.1013	0.9008	0.7582	0.5377	0.4124	0.2735	0.1964
3/15/2025	1.8323	1.1324	0.7729	0.5744	0.4554	0.3783	0.2684	0.2085	0.1411	0.1026
3/15/2026	0.4556	0.0277	0	0	0	0	0	0	0	0
3/15/2027	0.4555	0.0277	0	0	0	0	0	0	0	0

* The Acquisition Price Per Share (that is, the column headers) will be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Acquisition Price Per Share will equal the Acquisition Price Per Share applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. As used in this Fundamental Change Additional Shares table, Acquisition Price Per Share shall be determined in the same manner as the Holder Stock Price (as defined in Section 4(c) of the Certificate of Designations).

** If the stock price is between the two stock prices in the table, the number of Fundamental Change Additional Shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices, as applicable.

*** If the stock price is greater than $50.00 (subject to adjustment in the same manner as the Acquisition Price Per Share set forth in the column headings of the table above), no Fundamental Change Additional Shares will be added to the Conversion Rate.

**** If the stock price is less than $10.00 per share (subject to adjustment in the same manner as the Acquisition Price Per Share set forth in the column headings of the table above), no Fundamental Change Additional Shares will be added to the Conversion Rate.

***** The values set forth in the Fundamental Change Additional Shares table beside the applicable date will be adjusted as of any date on which the Conversion Rate is adjusted in the same manner as set forth in Section 8(a) of the Certificate of Designations.

ANNEX B
FORM OF WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES; PROVIDED THAT IF ANY SECURITIES ARE PLEDGED AND THE PLEDGEE TAKES POSSESSION OF SUCH SECURITIES, SUCH PLEDGEE MUST AGREE TO BE SUBJECT TO THE SAME RESTRICTIONS THE PLEDGOR WAS SUBJECT TO WITH RESPECT TO SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

LAZYDAYS HOLDINGS, INC.

Warrant Shares: ______ Initial Exercise Date: __________ __, 2017

THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, _____________ or its assigns (the "Holder") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to 5:00 p.m. (New York City time) on [________[1] (the "Termination Date) but not thereafter, , to subscribe for and purchase from Lazydays Holdings, Inc., a Delaware corporation (the "Company"), up to ______ shares (as subject to adjustment hereunder, the "Warrant Shares") of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the "Purchase Agreement"), dated October __, 2017, among the Company and the purchasers signatory thereto.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the

[1] Insert the date that is the five year anniversary of the Initial Exercise Date, provided that, if such date is not a Trading Day, insert the immediately following Trading Day.

Notice of Exercise in the form annexed hereto ("Notice of Exercise"). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier's check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. **The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.**

b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be **$11.50**, subject to adjustment hereunder (the "Exercise Price").

c) Cashless Exercise. This Warrant may be exercised, in whole or in part, at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of "regular trading hours" (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder's execution of the applicable Notice of Exercise if such Notice of Exercise is executed during "regular trading hours" on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of

such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 1(a) hereof after the close of "regular trading hours" on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

"Bid Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the OTC Bulletin Board or in the "Pink Sheets" published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Required Purchasers and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the "Pink Sheets" published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then

outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder's or its designee's balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system ("DWAC") if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the "Warrant Share Delivery Date"). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, "Standard Settlement Period" means the standard settlement period, expressed in a number of Trading Days, on the Company's

primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other

remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder's Exercise Limitations. At the election of the Holder in writing to the Company at the Closing (such notice, an "Election Notice"), the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder's Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder's Affiliates (such Persons, "Attribution Parties")), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with

respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e). Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in

a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. If the Holder has not sent the Company a written Election Notice, the terms of this Section 2(e) shall not apply. If the Holder has sent to the Company a written Election Notice, the terms of this Section 2(e) shall apply initially at the Beneficial Ownership Limitation set forth in such Election Notice, and thereafter any change in the Beneficial Ownership Limitation applicable to the Holder shall only be made in accordance with the terms of this Section 2(e).

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) [RESERVED]

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the

Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other

Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), consideration (the "Alternate Consideration") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

f) Call Provision. Subject to the provisions of Section 2(e) and this Section 2(f), if, after the Effective Date, the last sale price of the Common Stock has been at least $24.00 (subject to adjustment for reverse and forward stock splits and the like)) on each of 20 Trading Days within any 30 consecutive Trading Days (the "Measurement Period," which Measurement Period shall not have commenced until after the Effective Date, and which Measurement Period shall end three (3) Trading Days prior to delivery of the Call Notice to the Holders), then the Company may call for cancellation not less than all of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a "Call") for consideration equal to $.01 per Warrant Share. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a "Call Notice"), indicating therein the portion of unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the thirtieth (30th) calendar day after the date the Call Notice is received by the Holder (such date and time, the "Call Date"). In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date. Subject again to the provisions of this Section 2(g), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the

Call Date, and (2) the Registration Statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Holder for the resale of all such Warrant Shares, and (3) the Common Stock shall be listed or quoted for trading on the Trading Market, and (4) there is a sufficient number of authorized shares of Common Stock for issuance of all Securities under the Transaction Documents, and (5) the issuance of the shares shall not cause a breach of any provision of Section 2(e) herein, and (6) the Company has not provided the Holder any information that constitutes, or might constitute, material non-public information. The Company's right to call the Warrants under this Section 2(f) shall be exercised ratably among the Holders based on each Holder's initial purchase of Warrants.

g) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

h) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions,

redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries or Affiliates, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered

Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its

officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or

otherwise prejudice the Holder's rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

LAZYDAYS HOLDINGS, INC.

By:____

Name:

Title:

NOTICE OF EXERCISE

TO: LAZYDAYS HOLDINGS, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] [if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

____

The Warrant Shares shall be delivered to the following DWAC Account Number:

____

____

____

(4) Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ____
Signature of Authorized Signatory of Investing Entity: ______________________________
Name of Authorized Signatory: ____
Title of Authorized Signatory: ____
Date: ____

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name: ______________________________________

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Address: ______________________________________

(Please Print)

Phone Number: ______________________________________

Email Address: ______________________________________

Dated: _______________ __, ______

Holder's Signature:____________________

Holder's Address:_____________________